Exhibit T3A.1


              CERTIFICATE OF LIMITED PARTNERSHIP

                              OF

               WORLD FINANCIAL PROPERTIES, L.P.

      Pursuant to Section 17-201 of the Delaware Revised
                Uniform Limited Partnership Act


          This Certificate of Limited Partnership of WORLD FINANCIAL PROPERTIES, L.P. (the "Partnership") is being exe-cuted and filed by the undersigned general partner (the "Gen-eral Partner") to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. { 17-101 et seq.).

                          Article One

          The name of the limited partnership formed hereby is WORLD FINANCIAL PROPERTIES, L.P.

                          Article Two

          The address of the registered office of the Partner-ship in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for the service of process on the Partnership in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                         Article Three

          The name and business address of the General Partner of the Partnership is:

          Name                          Business Address

          World Financial Properties    237 Park Avenue
            GP Corp.                    New York, NY 10017










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            IN WITNESS WHEREOF, the undersigned has hereunto set
his hand this 1st day of October, 1996.

                                    WORLD FINANCIAL PROPERTIES
                                     GP CORP., general partner



                                    By: /s/ Roger S. Chari
                                  ----------------------------
                                  Name:  Roger S. Chari
                                  Title:  Sole Incorporator of
                                                  World Financial
                                                 Properties GP Corp.